                                                                   Exhibit 7.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: I.E. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------
                                 GIVE THE
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT         NUMBER OF
-----------------------------------------------------
1.         An individual's       The individual
           account

2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account(1)

3.         Husband and wife      The actual owner of
           (joint account)       the account or, if
                                 joint funds, either
                                 person(1)

4.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)

5.         Adult and minor       The adult, or if the
           (joint account)       minor is the only
                                 contributor, the
                                 minor(1)

6.         Account in the name   The ward, minor, or
           of guardian or        incompetent
           committee for a       person(3)
           designated ward,
           minor, or
           incompetent person

7.         a. The usual          The grantor-
             revocable savings   trustee(1)
             trust account
             (grantor is also
             trustee)

           b. So-called trust    The actual owner(4)
             account that is
             not a legal or
             valid trust under
             State law

8.         Sole proprietorship   The owner(4)
           account
-----------------------------------------------------

                                 GIVE THE
                                 EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF
-----------------------------------------------------

9.         A valid estate or     The legal entity (Do
           pension trust         not furnish the
                                 identifying number
                                 of the personal
                                 representative or
                                 trustee unless the
                                 legal entity itself
                                 is not designated in
                                 the account
                                 title.)(5)

10.        Corporate account     The corporation

11.        Religious,            The organization
           charitable or
           educational
           organization account

12.        Partnership account   The partnership
           held in the name of
           the partnership

13.        Association, club,    The organization
           or other tax-exempt
           organization

14.        A broker or           The broker or
           registered nominee    nominee

15.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district or prison)
           that receives
           agricultural program
           payments

---------------------------------------------
---------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

(5) Show your individual name. You may also enter your business name. You may use either your social security number or your employer identification number.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

(1) A corporation.

(2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).

(3) The United States or any of its agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.

(15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-  Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

-  Payments made by certain foreign organizations.

- Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

      Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt interest dividends under section 852).

-  Payments described in section 6049(b)(5) to nonresident aliens.

-  Payments on tax-free covenant bonds under Section 1451 of the Code.

-  Payments made by certain foreign organizations.

-  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041(a), 6042, 6044, 6045, 6049, 6050A and 6050N
of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE.--Section 6109 requires recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish you taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                      YOUR TAX CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE